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                                                                   EXHIBIT 10.16

                                  AMENDMENT TO
                          TECHNOLOGY LICENSE AGREEMENT


        This AMENDMENT TO TECHNOLOGY LICENSE AGREEMENT (the "Amendment") is made as of December 22, 1997 by and between FOUNDING PARTNERS, a California general partnership ("Licensor") and ARTECON, INC., a California corporation ("Licensee")

                                    RECITALS

        A. The Licensor and Licensee entered into a Technology License Agreement, dated as of August 21, 1997 (the "Agreement").

        B. Licensor is a party to that certain Technology Purchase Agreement, dated August 21, 1997 between Licensor, Falcon Systems, Inc. and Craig Caudill (the "Technology Purchase Agreement") providing for, among other things, the purchase by Licensor of all right, title and interest in and to the Purchased Assets (as defined in Section 1.1 of the Technology Purchase Agreement).

        C. Pursuant to Section 3.7 of the Agreement the Parties desire to amend the Agreement as set forth herein.

                                    AGREEMENT

        1. AMENDMENT TO EXHIBIT A (THE "ASSETS") OF THE AGREEMENT. Exhibit A to the Agreement is hereby amended and restated to read in its entirety as follows:

                "The Assets shall be defined as all of Licensor's interest in:
        (i) all United States, state and foreign trademark rights, trade dress, service marks, trade names, and brand names, including all claims for infringement, and all registrations thereof and applications therefor and all goodwill associated with the foregoing accruing from the dates of first use thereof; (ii) all United States and foreign copyrights, copyright registrations and copyright applications, including all claims for infringement, and all other rights associated with the foregoing and the underlying works of authorship; (iii) all United States and foreign patents and patent applications, including all claims for infringement and all international proprietary rights associated therewith; (iv) all contracts or agreements granting any right, title, license or privilege under the intellectual property rights of any third party, and (v) all inventions, invention disclosures (internal or otherwise), mask works and mask work registrations, know-how, discoveries, improvements, designs, trade secrets, shop and royalty rights, source code, object code, product rights, employee covenants and agreements respecting intellectual property and non-competition and all other types of intellectual property, including but not limited to any and all records, files, specifications, designs, drawings, data, plans, sketches, work standards, manufacturing and process information, documentation, theories of operation, repair manuals, service manuals, notebooks, writings, pictures, magnetic tapes, computer programs, equipment, prototypes, tools, models and protocols relating to any of the


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        foregoing and any other Purchased Assets (as defined in the Technology
        Purchase Agreement)."

        2. AMENDMENT TO SECTION 3 OF THE AGREEMENT. A new Section 3.4, reading in its entirety as follows, is hereby added to Section 3 of the Agreement:

                "3.4 TERM OF AGREEMENT. This Agreement shall commence on August 21, 1997 and shall remain in full force and effect until such time as the Assets are transferred to Licensee pursuant to Section 3.14 of this Agreement."

        3. AMENDMENT TO SECTION 3 OF THE AGREEMENT. A new Section 3.13, reading in its entirety as follows, is hereby added to the Agreement:

                "3.13 REPRESENTATIONS AND WARRANTIES. Licensor represents and warrants that Licensor has not defaulted on any payments pursuant to that certain Promissory Note, dated August 21, 1997, in the amount of $1,750,000 entered into by Jim Lambert, W.R. Sauey, Dana W. Kammersgard and Licensor in favor of Falcon Systems, Inc. (the "Promissory Note")."

        4. AMENDMENT TO SECTION 3 OF THE AGREEMENT. A new Section 3.14, reading in its entirety as follows, is hereby added to the Agreement:

                "3.14 COVENANT OF LICENSOR.

                      (a) Licensor covenants to use any and all proceeds received from Licensee pursuant to Section 2 of this Agreement (other than reasonable amounts necessary for administrative expenses of Licensor such as photocopying and mailing expenses) to satisfy its obligations under the Promissory Note.

                      (b) At such time as Licensor has satisfied its obligations in full under the Promissory Note, Licensor covenants and agrees to sign, execute and deliver, or cause to be signed, executed and delivered, and to do or make, or cause to be done or made, any and all agreements, instruments, papers, deeds, acts or things, supplemental, confirmatory or otherwise, to transfer all of Licensor's right, title and interest in and to the Assets to Licensee free and clear of any liens or encumbrances."

        5. GOVERNING LAW. This Amendment shall be construed in accordance with and governed by the laws of the State of California.

        6. ENTIRE AGREEMENT. The Technology License Agreement, as amended hereby, constitutes the full and entire understanding among the parties regarding the subject matter herein. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

        7. FULL FORCE AND EFFECT. Except as amended hereby, the Technology License Agreement shall remain in full force and effect.


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        8. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

        9. CAPTIONS. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

        IN WITNESS WHEREOF, the parties hereby have caused this Amendment to be duly executed as of the date set forth above.

FOUNDING PARTNERS



By: /s/ James L. Lambert
   -------------------------------------------
        James L. Lambert, General Partner



By: /s/ Dana W. Kammersgard
   -------------------------------------------
        Dana W. Kammersgard, General Partner



By: /s/ W.R. Sauey
   -------------------------------------------
        W.R. Sauey, General Partner


ARTECON, INC.



By: /s/ James L. Lambert
   -------------------------------------------
        James L. Lambert, President


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